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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent pubic accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of USA Waste Services, Inc. of our report dated February 24, 1998 (except as to the matters disclosed in Note 19, as to which the date is March 17, 1998) included or incorporated by reference in Waste Management, Inc.'s Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this Registration Statement.

                                                 Arthur Andersen LLP

Chicago, Illinois
June 4, 1998